ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is executed and delivered effective as of March 22, 2018 (the “Effective Date”) by and among Gold Torrent, Inc., a Nevada corporation (“GTOR US”), Gold Torrent (Canada) Inc., a British Columbia corporation (“GTOR Canada”), and CRH Mezzanine Pte. Ltd. (“Holder”). Capitalized terms not defined in this Agreement but used herein shall have the meanings given such terms in a certain Convertible Preferred Note Purchase and Investment Agreement (the “Securities Purchase Agreement”) dated February 13, 2017 among Holder, CRH Funding II Pte. Ltd. and GTOR US.

WHEREAS, pursuant to the Securities Purchase Agreement, GTOR US issued to Holder a certain Series A Share Purchase Warrant (the “Warrant”) dated February 13, 2017;

WHEREAS, pursuant to the Securities Purchase Agreement, GTOR US entered into an Investor Rights Agreement dated February 13, 2017 with the Holder (the “IR Agreement”);

WHEREAS, GTOR US entered into a certain Agreement and Plan of Merger (the “Merger Agreement”) dated October 19, 2017 by and among GTOR US, GTOR Canada, and GTOR US Merger Co., a Nevada corporation, pursuant to which all outstanding shares of common stock of GTOR US were converted into common shares in GTOR Canada on a one-for-one basis and GTOR US became a wholly-owned subsidiary of GTOR Canada (the “Redomicile Transaction”); and

WHEREAS, in connection with the Redomicile Transaction, GTOR US intends to assign its obligations under the Warrant and the IR Agreement to GTOR Canada pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Warrant.

a.	As a result of the Redomicile Transaction, (i) GTOR US assigns to GTOR Canada, and GTOR Canada assumes, all of the obligations of GTOR US under the Warrant; and (ii) GTOR Canada shall succeed to and be substituted for and may exercise every right and power of GTOR US and shall assume all of the obligations of GTOR US under the Warrant with the same effect as if GTOR Canada had originally been a party to the Warrant in GTOR US’s stead.

b.	From and after the Effective Date, the provisions of the Warrant (including the Notice of Exercise attached thereto) referring to GTOR US (as “Company” or otherwise) shall refer instead to GTOR Canada.

c.	Holder acknowledges that the Redomicile Transaction is a Fundamental Transaction (as defined in the Warrant) and that this Agreement fulfills GTOR US’s obligations under Section 3(e) of the Warrant in connection with the occurrence of a Fundamental Transaction.

2.	Investor Rights Agreement.

a.	As a result of the Redomicile Transaction, (i) GTOR US assigns to GTOR Canada, and GTOR Canada assumes, all of the obligations of GTOR US under the IR Agreement; and (ii) GTOR Canada shall succeed to and be substituted for and may exercise every right and power of GTOR US and shall assume all of the obligations of GTOR US under the IR Agreement with the same effect as if GTOR Canada had originally been a party to the IR Agreement in GTOR US’s stead.

b.	From and after the Effective Date, the provisions of the IR Agreement referring to GTOR US (as “Company” or otherwise) shall refer instead to GTOR Canada.

3.	Representations and Warranties. Each of GTOR US and GTOR Canada represents, warrants and covenants as follows: (a) each entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized; and (b) each entity and each of its affiliates have all requisite corporate power and authority to (i) execute and deliver this Agreement and each document contemplated herein to which it is a party and to perform its obligations hereunder and thereunder, (ii) guarantee the obligations as contemplated in the Guarantee and (iii) grant the security interests and pledge its interest in the Collateral as contemplated in the Security Agreement.

4.	GTOR Canada Covenants. GTOR Canada covenants that, during the period the Warrant is outstanding, (a) it will reserve from its authorized and unissued shares of common capital stock (the “Common Shares”) a sufficient number of shares to provide for the issuance of the Common Shares upon the exercise of any purchase rights under the Warrant, each as applicable; (b) it will take all such reasonable action as may be necessary to assure that such Common Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading markets upon which the Common Shares may be listed; and (c) all Common shares which may be issued upon the exercise of any purchase rights under the Warrant in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by GTOR Canada in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5.	Governing Law; Jurisdiction; Waiver of Jury Trial. The governing law, consent to jurisdiction and waiver of jury trial provisions set forth in the Securities Purchase Agreement, Warrant and/or IR Agreement are incorporated herein by reference and shall govern this Agreement with respect to those issues and provisions.

6.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by DocuSign, facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first set forth above.

GTOR US:	GOLD TORRENT, INC.

	By:	/s/ Daniel Kunz
Daniel Kunz, Chief Executive Officer

GTOR CANADA:	GOLD TORRENT (CANADA) INC.

	By:	/s/ Daniel Kunz
Daniel Kunz, Chief Executive Officer

HOLDER:	CRH MEZZANINE PTE. LTD

	By:	/s/ Andrew Wehrley
Andrew Wehrley, Director

[Signature page to Assignment and Assumption Agreement]